UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2006

Commission File Number: 0-32593

Regal One Corporation

(Exact name of registrant as specified in its charter)

Florida                                                                                                     95-4158065

(State or other jurisdiction of                                                                    (I.R.S. Employer

 incorporation or organization)                                                                   Identification No.)

11300 West Olympic Blvd., Suite 800, Los Angeles, California 90064

(Address of principal executive offices)

(310) 312-6888

(Issuer's telephone number, including area code)

Item 5.02    Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

    On February 13, 2006, the Board of Directors of Regal One Corporation (the "Company") appointed Mr. Carl D. Perry and Dr. Neil D. Williams to the Board of Directors.  Mr. Perry and Dr. Williams will serve as directors until the Company's next annual meeting.

    Mr. Perry's career has ranged from corporate management positions in aerospace and aircraft companies to environmentally-friendly electric, hybrid and fuel cell vehicle technologies.  From 1997 to 2004, Mr. Perry led Enova Systems, Inc. (OTC BB: ENOV), a global supplier of efficient, environmentally-friendly hybrid and fuel cell drive systems and digital power components, as President and Chief Executive Officer.  Mr. Perry has also served as Executive Vice President of Canada's largest aerospace company, Canadair Limited (now Bombadier), and as Executive Vice President of the Howard Hughes Corporation's Hughes Helicopters Company (now a part of Boeing).

    Since 2002, Dr. Williams has been CEO of Globex Engineering International, Inc.; a privately held environmental engineering company active in the Middle East and Asia, as well as the United States.  He also serves as CEO of two additional engineering consulting firms that are also privately held - Engineering Management Co. International  (2002 to present) and Innviron Corporation (1998 to present).  Dr. Williams has taught at three universities and has served in senior executive positions in several organizations, and has a number of key patents in the above areas as well as 54 technical publications. Dr. Williams received his Ph.D. in Geotechnical Engineering and Mathematics from U.C. Berkeley.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ONE CORPORATION

/s/ Malcolm Currie

     Malcolm Currie,

     Chief Executive Officer

Date: February 13, 2006